Exhibit (j)(ii)

CUSTODY AGREEMENT

THIS AGREEMENT, dated as of June 7, 2017, is by and between Yahoo! Inc., a Delaware corporation, (the “Fund”), DAIWA CAPITAL MARKETS SINGAPORE LIMITED (the “Custodian”), a merchant bank organized and regulated under the laws of Singapore, and DAIWA SECURITIES CO. LTD. (the “Agent”), a Type I Financial Instruments Business Operator organized and regulated under the laws of Japan and a participant of Japan Securities Depository Center, Inc. (“JASDEC”), Japan’s central securities depository.

WHEREAS, the Fund has entered into an agreement to sell its operating business (the “Transaction”) and promptly thereafter to change its name to Altaba Inc. and to file a Form N-8A (the “Form N-8A”) with the U.S. Securities and Exchange Commission (the “SEC”) in order to register as a closed-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Custodian is a Qualified Foreign Bank as defined in Rule 17f-5 under the 1940 Act and therefore meets the definition of Primary Custodian under Rule 17f-7 under the 1940 Act;

WHEREAS, the Agent has agreed to act as the Custodian’s agent for purposes of depositing and/or maintaining securities with JASDEC;

WHEREAS, JASDEC is a Securities Depository as defined in Rule 17f-7 under the 1940 Act; and

WHEREAS, the Fund desires to retain the Custodian to act as custodian of its securities held in custody in Japan, with the Agent acting as the Custodian’s agent to maintain securities at JASDEC.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01 “Authorized Person” means any Officer or person (including, if the Fund appoints an investment adviser, the Fund’s investment adviser or other agent) who has been designated by written notice as such from the Fund and is named in Exhibit A attached hereto. Such Officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Fund or, if the Fund appoints an investment adviser, the Fund’s investment adviser or other agent that any such person is no longer an Authorized Person.

1.02 “Board of Directors” shall mean the directors from time to time serving under the Fund’s articles of incorporation and bylaws, as amended from time to time.

1.03 “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Fund computes the net asset value of Shares of the Fund.

1.04 “Cause” shall mean (i) the Custodian or the Agent has violated any material provision of this Agreement or has taken an action that has caused the Fund to be in violation of the 1940 Act and, with respect to any violation of this Agreement, the Custodian or the Agent shall not have cured such violation within 30 calendar days of notice of the violation, (ii) the Custodian ceases to be qualified to be an Eligible Foreign Custodian as defined in Rule 17f-5 under the 1940 Act, (iii) the Custodian or the Agent shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or a receiver, conservator, liquidator, or trustee shall be appointed for or with respect to the Custodian or the Agent, or for all or substantially all of its property, or a court of competent jurisdiction shall approve any petition filed against the Custodian or the Agent for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 90 days, (iv) the Custodian or the Agent shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver or conservator for or in respect of the Custodian or the Agent for all or substantially all of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due or (v) the voluntary or involuntary dissolution of the Custodian or the Agent or, unless the Fund shall have given its prior written consent thereto (such consent not to be unreasonably withheld), the merger or consolidation of the Custodian with any other entity.

1.05 “Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a banking institution incorporated or organized under the laws of a country other than the United States; the term does not include any Securities Depository.

1.06 “FATCA” shall mean the Foreign Account Tax Compliance Act, as amended.

1.07 “Fund Custody Account” shall mean any of the accounts in the name of the Fund, which is provided for in Section 3.01 below.

1.08 “IRS” shall mean the Internal Revenue Service.

1.09 “FIEA” shall mean the Japanese Financial Instruments and Exchange Act.

1.10 “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

1.11 “Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

1.12 “Qualified Person” shall mean the Secretary of the Fund or an independent party acceptable to the Custodian, such as a notary public or lawyers, or a certified public accountant.

1.13 “SEC” shall mean the U.S. Securities and Exchange Commission.

1.14 “Securities” means any of (i) the Fund’s investments (including foreign currencies) for which the primary market is Japan and which fall within the “Securities” defined in Article 2(1) or deemed under Article 2(2) of FIEA and (ii) such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

1.15 “Securities Depository” shall mean any “Eligible Securities Depository,” as defined in Rule 17f-7(b)(1) under the 1940 Act, including JASDEC, which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.16 “Shares” shall mean, with respect to a Fund, the shares of common stock issued by the Fund on account of the Fund.

1.17 “Written Instructions” shall mean (i) written communications actually received by the Custodian and/or the Agent, as applicable, and signed by an Authorized Person, and (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person.

ARTICLE II.

APPOINTMENT OF CUSTODIAN

2.01 Appointment. The Fund hereby appoints the Custodian as custodian of all Securities owned by or in the possession of the Fund at any time from and after the closing date, which shall be no later than September 30, 2017, of the Transaction, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and the Custodian and the Agent agree to perform the services and duties set forth in this Agreement. The services and duties of the Custodian and the Agent shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian or Agent hereunder. The Fund shall provide the Custodian with at least three (3) Business Days’ advanced written notice of the anticipated closing date of the Transaction.

2.02 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Fund:

(a)	A copy of the Fund’s articles of incorporation, certified by the Secretary or other Qualified Person;

(b)	A copy of the Fund’s Bylaws, certified by the Secretary or other Qualified Person;

(c)	A copy of the resolution of the Board of Directors of the Fund appointing the Custodian, certified by the Secretary or other Qualified Person;

(d)	A copy of the proxy statement sent to stockholders of the Fund in connection with the Transaction, which proxy statement describes the Fund (the “Proxy Statement”);

(e)	A copy of the Fund’s privacy policies adopted pursuant to Title V of the Gramm-Leach-Bliley Act;

(f)	A certification of the Chairman or the President and the Secretary or other Authorized Person of the Fund setting forth the names and signatures of the current Officers of the Fund and other Authorized Persons;

(g)	Copies of Passports and/or State-issued identification documents (the “Identification Documents”), containing the names, unique identification number, date of birth, nationality and residential address, of the current Officers of the Fund and other Authorized Persons, certified by the Secretary or other Qualified Person; and

(h)	IRS Form W-9.

2.03 Additional Documents to be Furnished. The following documents will be provided by the Fund to the Custodian from time to time:

(a)	On an annual basis: (1) the Custodian’s Client Investment Profile form; and (2) updated Identification Documents of current Officers of the Fund and other Authorized Persons, certified by the Secretary, if any of these which were provided previously have expired; and

(b)	Upon request by the Custodian from time to time, such documents and information as may be required by the Custodian to comply with all applicable laws and regulations.

2.04 Notice of Appointment of Transfer Agent. The Fund agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Fund, except if the Fund appoints an affiliate of the Custodian to serve as transfer agent of the Fund, the Custodian hereby waives the Fund’s obligation to provide such written notice.

ARTICLE III.

CUSTODY OF CASH AND SECURITIES

3.01 Fund Custody Account. The Custodian shall open and maintain a custody account in the name of the Fund coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all cash and other assets of the Fund which are delivered to it. For the avoidance of doubt, the Agent may, from time to time, hold cash and other assets of the Fund for a temporary period of time in connection with transactions related to JASDEC (or any other Securities Depository).

3.02	Appointment of Agents.

(a)	In its discretion, the Custodian will appoint the Agent to establish and maintain arrangements with JASDEC (or any other Securities Depository) to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of the Agent and maintenance of any Securities and cash of the Fund shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

(b)	If, after the initial appointment of the Agent in connection with this Agreement, the Custodian wishes to appoint another agent to act on the Custodian’s behalf in holding property of the Fund in custody, it will so notify and seek consent from the Fund for such change. If the Fund consents to such change (such consent not to be unreasonably withheld), the Agent’s rights and obligations under this Agreement will be assigned to the replacement agent.

(c)	In performing their responsibilities in connection with the placement or maintenance of the Fund’s assets with JASDEC or another Securities Depository, the Custodian and the Agent will determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians of similar assets in Singapore and Japan, after considering all factors relevant to safekeeping of such assets.

(d)	At the end of each calendar quarter, the Custodian and/or the Agent shall provide written reports notifying the Board of Directors of any material changes in the Fund’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with JASDEC or any other Securities Depositories. The Custodian shall promptly notify the Fund and take such steps as may be required to withdraw assets of the Fund from any arrangement that has ceased to meet the requirements of Rule 17f-7 under the 1940 Act, as applicable.

(e)	With respect to its responsibilities under this Section 3.02, the Custodian and the Agent each hereby warrants to the Fund that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund, based on the standards applicable to custodians of similar assets in Singapore and Japan. The Custodian and the Agent each further warrants that the Fund’s assets will be subject to reasonable care, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Custodian’s or Agent’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; and (ii) the Custodian’s or Agent’s general reputation and standing and, in the case of JASDEC or any other Securities Depository, the Securities Depository’s operating history and number of participants.

(f)	The Custodian and the Agent shall establish a system to monitor on a continuing basis (i) the performance of the Custodian and the Agent under this Agreement and (ii) the custody risks of maintaining assets with JASDEC or any other Securities Depository. The Custodian and/or the Agent must promptly notify the Fund or, if the Fund has appointed an investment adviser, its investment adviser of any material change in these risks.

(g)	The Custodian and the Agent shall use commercially reasonable efforts to collect all income and other payments with respect to Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund, Custodian and Agent shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures, and the Custodian and the Agent shall not be obliged to collect such income until there is agreement between the Fund, the Custodian and the Agent on the allocation of costs in relation to such extraordinary measures.

3.03 Transition in Custody Services. The parties acknowledge that the Agent currently provides custody services with respect to the Securities. Prior to the closing date of the Transaction, the Custodian and the Agent will coordinate with the Fund to implement the revised custody arrangement contemplated by this Agreement.

3.04 Securities Depositories. The Custodian, through the Agent, will deposit and/or maintain Securities of the Fund in a Securities Depository, subject to the following provisions:

(a)	The Custodian, on an on-going basis, shall deposit, through the Agent, in JASDEC or another Securities Depository all Securities eligible for deposit therein and shall make use of such Securities Depository to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of the Fund kept in a Securities Depository shall be kept in an account (“Depository Account”) of the Agent and/or the Custodian in such Securities Depository which includes only assets held by the Custodian or the Agent as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian and the Agent with respect to Securities of the Fund maintained in a Securities Depository shall identify such Securities as belonging to the Fund.

(d)	If Securities purchased by the Fund are to be held in a Securities Depository, the Custodian shall arrange for payment for such Securities upon: (i) receipt of advice from the Securities Depository that such Securities have been transferred to the Depository Account; and (ii) the making of an entry on the records of the Custodian and the Agent to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Securities Depository, the Custodian shall arrange for the transfer of such Securities upon (i) receipt of advice from the Securities Depository that payment for such Securities has been transferred to the Depository Account; and (ii) the making of an entry on the records of the Custodian and the Agent to reflect such transfer and payment for the account of the Fund.

(e)	Upon request by the Fund, the Custodian shall provide the Fund with copies of any report (obtained by the Custodian or the Agent from a Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Securities Depository to the extent that such report is obtainable from such Securities Depository.

(f)	Notwithstanding anything to the contrary in this Agreement, the Custodian and the Agent shall be jointly and severally liable to the Fund for any loss or damage to the Fund resulting from: (i) the use of a Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or the Agent; or (ii) failure of the Custodian or the Agent to enforce effectively such rights as it may have against a Securities Depository and where such failure amounts to negligence or willful misconduct on the part of the Custodian or the Agent. At its election, the Fund shall be subrogated to the rights of the Custodian or the Agent with respect to any claim against a Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.04, the Custodian and Agent each hereby warrants to the Fund that it agrees to (i) exercise due care in accordance with reasonable commercial standards applicable to custodians of similar assets in Singapore and Japan in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets and (ii) provide, promptly upon request by the Fund, such reports as are available concerning the Custodian’s and Agent’s internal accounting controls.

(h)	The Custodian and the Agent are parties to an inter-company services agreement pursuant to which the employees of the Agent with authority (i) to deposit, transfer or withdraw Securities in, to or from a Securities Depositary, (ii) to effect transactions relating to the payment, settlement, purchase, sale, lending, collateral, deliveries, of the Securities or process dividends or distributions received on Securities, (iii) to produce, process or maintain records related to Securities, (iv) to monitor the safekeeping and custody risks related to holding Securities at a Securities Depositary or (v) to perform any other obligations of the Custodian or provide any services under this Agreement are “dual-hatted” employees of the Custodian that are subject to the supervision and direction of officers and employees of the Custodian in performing such services.

(i)	The Custodian and the Agent will remove Securities from a Securities Depositary and otherwise transfer or transact in such Securities only in accordance with instructions from the Fund duly delivered to the Custodian under this Agreement.

3.05 Disbursement of Moneys from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

(a)

For the purchase of Securities for the Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian of such Securities registered as provided in Section 3.08 below or in proper form for transfer, or if the purchase of such Securities is effected through a Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.08 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank that is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s or the Agent’s account at a Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.06(e) below, of Securities owned by the Fund;

(c)	For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(d)	For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(e)	For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(f)	For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(g)	For any other proper purpose, but only upon receipt, in addition to Written Instructions, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

(h)	For the avoidance of doubt, the Agent may, from time to time, upon receipt of Written Instructions, disburse cash held by the Fund for a temporary period of time in connection with transactions related to JASDEC (or any other Securities Depository), including dividends paid by Securities held through the Securities Depository.

3.06 Delivery of Securities. Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause the Agent to release and deliver, Securities from a Securities Depository but only in the following cases, provided, however, that the Securities handled by JASDEC shall be released or delivered under the Japanese Act on Book Entry of Corporate Bonds and Shares and rules of JASDEC:

(a)	Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Securities Depository, in accordance with the provisions of Section 3.04 above;

(c)	To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian or the Agent;

(d)	To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or the Agent, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian or the Agent;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian or the Agent;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities are to be delivered to the Custodian or the Agent;

(i)	For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Written Instructions;

(j)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

(l)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n)	For any other proper corporate purpose, but only upon receipt, in addition to Written Instructions, specifying the Securities to be delivered, declaring such purpose to be a proper corporate purpose; or

(o)	To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian and Agent shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s or Agent’s own negligence or willful misconduct.

3.07 Actions Not Requiring Written Instructions. Unless otherwise instructed by the Fund, the Custodian or the Agent, as applicable, shall with respect to all Securities held for the Fund:

(a)	Subject to Section 8.04 below, collect on a timely basis all income and other payments to which the Fund is entitled in relation to the Securities either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 8.04 below, collect on a timely basis the amount payable upon all Securities that may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(d)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

(e)	Hold for the Fund, either directly or, with respect to Securities held therein, through the Agent at a Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(f)	In general, and except as otherwise directed in Written Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

3.08 Registration and Transfer of Securities. All Securities held for the Fund may be registered in the name of the Fund, the Custodian, the Agent or any nominee thereof, or in the name of a Securities Depository or any nominee of either thereof. The records of the Custodian and the Agent with respect to the Securities that are maintained with the Agent in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian and/or the Agent to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Securities Depository, any Securities registered in the name of the Fund.

3.09 Records.

(a)	The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request, including such books and records as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder. The Fund shall notify the Custodian in the event of a material change in recordkeeping requirements under the 1940 Act and the Custodian will modify its recordkeeping practices accordingly.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, (ii) be the property of the Fund, and shall, with prior appointment with the Custodian during the regular business hours of the Custodian, be made available upon reasonable request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

3.10 Fund Reports by Custodian. The Custodian shall furnish the Fund with a monthly activity statement and a summary of all transfers to or from the Fund Custody Account on the day following such transfers. At least quarterly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by the Custodian and the Agent for the Fund under this Agreement.

3.11 Other Reports by Custodian. As the Fund may reasonably request from time to time, the Custodian shall provide the Fund with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or the Agent.

3.12 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities that are not registered in the name of the Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.13 Information on Corporate Actions. The Custodian shall promptly deliver to the Fund all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase or expiration of rights. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least 10 Business Days prior to the date on which the Custodian is to take such action. The Fund will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least 10 Business Days prior to the beginning date of the tender period.

ARTICLE IV.

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01 Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt by the Custodian or the Agent of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

4.02 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt by the Custodian or the Agent of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

4.03 Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying: (i) the name of the issuer or writer of such Securities, and the title or other description thereof; (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold; (iii) the date of sale and settlement, (iv) the sale price per unit; (v) the total amount payable upon such sale; and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian or the Agent shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04 Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.05 Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with: (i) proceeds from the sale of Securities which it has been instructed to deliver against payment; (ii) proceeds from the redemption of Securities or other assets of the Fund; and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.06 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of a Fund’s transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE V.

SEGREGATED ACCOUNTS

Upon receipt of Written Instructions, the Custodian or the Agent shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)	in accordance with the provisions of any agreement among the Fund, the Custodian and/or the Agent, and a duly registered broker-dealer or futures commission merchant, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c)	which constitute collateral for loans of Securities made by the Fund;

(d)	for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e)	for other proper corporate purposes, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Written Instructions relating to a segregated account shall specify the Fund.

ARTICLE VI.

COMPENSATION OF CUSTODIAN

6.01 Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended by mutual agreement from time to time). The Custodian shall also be reimbursed for such miscellaneous expenses (including but not limited to telecommunication charges, postage and delivery charges, reproduction charges, registration fees, scrip fees and stamp duty fees) as are reasonably incurred by the Custodian in performing its duties hereunder. The Custodian shall deduct all such fees and reimbursable expenses following receipt of dividend payments on Securities, and deposit the remaining portion of such dividends in the Fund Custody Account. The deduction by the Custodian will be reflected in the next applicable transaction or account statement provided to the Fund. The Fund shall notify the Custodian in writing within 10 calendar days following receipt of such statement if the Fund is disputing any amounts in good faith. The Custodian will promptly deposit any disputed amount in the Fund Custody Account following an agreement between the parties regarding such dispute. Notwithstanding anything to the contrary, amounts owed by the Fund to the Custodian shall only be paid out of the assets and property of the Fund. The Custodian shall be solely responsible for compensating the Agent acting as its agent in connection with the custody of the Securities.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

7.01 Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Custodian and the Agent, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(d)	The Fund’s business is not related to antisocial forces such as crime syndicates, racketeers or groups or individuals who make unreasonable requests that may be deemed to be illegal.

7.02 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	It maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements;

(c)	It is a “Qualified Foreign Bank” as defined in Rule 17f-5 under the 1940 Act.

(d)	The Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or its creditors except a claim of payment for their safe custody or administration or such amounts due to the Custodian under Article VI of this Agreement, in the case of cash deposits, liens or rights in favor of creditors of the Custodian arising under bankruptcy, insolvency, or similar laws.

(e)	The beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

(f)	This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(g)	It meets the definition of “Primary Custodian” under Rule 17f-7 under the 1940 Act and is conducting its business in compliance in all material respects with all applicable laws and regulations, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

7.03 Representations and Warranties of the Agent. The Agent hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	It maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements;

(c)	It is a participant in good standing of JASDEC.

(d)	It is capable of performing the risk analysis and monitoring duties required under Rule 17f-7 under the 1940 Act.

(e)	The Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Agent or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Agent arising under bankruptcy, insolvency, or similar laws.

(f)	The beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

(g)	This Agreement has been duly authorized, executed and delivered by the Agent in accordance with all requisite action and constitutes a valid and legally binding obligation of the Agent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(h)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE VIII.

CONCERNING THE CUSTODIAN AND THE AGENT

8.01 Standard of Care. The Custodian and the Agent each shall exercise reasonable care in the performance of its duties under this Agreement. Neither the Custodian nor the Agent shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s or the Agent’s refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. The Custodian and the Agent shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian and the Agent each shall promptly notify the Fund of any action taken or omitted pursuant to advice of counsel.

8.02 Actual Collection Required. The Custodian and the Agent shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or the Agent actually receive such cash or collect on such instrument.

8.03 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian and the Agent shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

8.04 Limitation on Duty to Collect. The Custodian and the Agent shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

8.05 Reliance Upon Documents and Instructions. The Custodian and the Agent shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

8.06 Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Fund may from time to time request to enable the Fund to obtain, from year to year, favorable opinions from the Fund’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the Fund’s reports on Form N-SAR, Form N-CSR and any other reports required by the SEC or any future registration statement on Form N-2, and (ii) the fulfillment by the Fund of any other requirements of the SEC.

8.07 Japanese Regulations. Notwithstanding anything to the contrary herein, (1) the service of the Custodian shall not include and the service of the Agent directly to the Fund shall include (i) the Securities Related Business defined in Article 28 (8) of FIEA, (ii) Securities, etc. Management Business defined in Article 28 (5) of FIEA or other acts listed in Article 33-2 of FIEA or (iii) with respect to the Custodian, any other business or act prohibited under Japanese law and (2) neither the Custodian nor the Agent shall be liable for any loss suffered by the Fund arising out of or relating to failure by the Custodian or the Agent of the acts which cause the Custodian or the Agent to violate or breach Japanese law and regulation.

8.08 Singapore Regulations. The Custodian and the Agent may refuse to comply with any Written Instruction or other instruction from the Fund which in the opinion of the Custodian or the Agent is unclear, ambiguous or which may, in the opinion of the Custodian or the Agent, cause any law or regulation (whether or not having legal and binding effect, including laws relating to anti-money laundering and terrorist financing) to be contravened by any person, or if the nature of the instructions appears suspicious. Neither the Custodian nor the Agent shall be liable for any loss suffered by the Fund arising out of or relating to any such refusal or failure by the Custodian or the Agent to perform acts which would cause the Custodian or the Agent to violate or breach any Singapore law and/or regulation.

8.09 Compliance with FATCA and Other Requirements. The Fund acknowledges and agrees to the Custodian’s standard customer provisions with respect to FATCA and other requirements attached to this Agreement as Exhibit C.

ARTICLE IX.

INDEMNIFICATION

9.01 Indemnification by the Custodian and the Agent. The Custodian and the Agent jointly and severally shall indemnify and hold harmless the Fund from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising directly or indirectly out of any action taken or omitted to be taken by the Custodian or the Agent as a result of its refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement, provided that any such liability of the Custodian and the Agent related to anything other than the loss of Securities held under this Agreement will be limited in the aggregate to an amount equal to three (3) years of fees payable to the Custodian under this Agreement. This indemnity shall be a continuing obligation of each of the Custodian and the Agent, its successors and assigns, notwithstanding the termination of this Agreement; provided that notice of any claims made hereunder must be made within three (3) years of the termination of this Agreement. However, if the Fund is liquidated, any notice of claims made hereunder must be made within one (1) year of the liquidation of the Fund. As used in this paragraph, the term “Fund” shall include the Fund’s directors, officers and employees.

9.02 Security. If the Custodian or the Agent advances cash or Securities to the Fund for any purpose, either at the Fund’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or the Agent incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail to promptly repay or indemnify the Custodian or the Agent, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.

9.03	Miscellaneous.

(a)	No party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)	The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement; provided that notice of any claims made hereunder must be made within three (3) years of the termination of this Agreement. However, if the Fund is liquidated, any notice of claims made hereunder must be made within one (1) year of the liquidation of the Fund.

(c)	In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article IX. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

ARTICLE X.

FORCE MAJEURE

Neither the Custodian, the Agent, nor the Fund shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian: (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement; and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE XI.

PROPRIETARY AND CONFIDENTIAL INFORMATION

11.01 The Custodian and the Agent each agree on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except: (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Custodian or the Agent may be exposed to civil or criminal contempt proceedings for failure to comply; (ii) when requested to divulge such information by duly constituted authorities (including but not limited to government or the court or self-regulatory bodies) or under law or ordinance, although the Custodian and the Agent will promptly report such disclosure to the Fund if disclosure is permitted by applicable law and regulation; or (iii) when so requested by the Fund; (iv) when it is necessary to disclose or share with its affiliate. Records and other information which have become known to the public through no wrongful act of the Custodian or the Agent or any of its employees, agents or representatives, and information that was already in the possession of the Custodian or the Agent prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph.

11.02 Notwithstanding any limitation imposed by Section 11.01, above, without prejudice to any disclosure as may be permitted by applicable laws or regulations, the Fund hereby authorizes the Custodian and any of the Custodian’s officers, employees and agents to disclose any and all information relating to the Fund and any account maintained with the Custodian, including but not limited to the Fund’s information and information on or relating to any transactions or dealings with the Custodian as are reasonably necessary to perform its services under this Agreement.

11.03 The Fund agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian and/or the Agent any information provided to the Fund regarding the Custodian and/or the Agent’s business, including any materials provided to the Fund in connection with its diligence regarding the Custodian and/or the Agent, and not to use such records and information for any purpose other than required under applicable law and the performance of its responsibilities and duties hereunder, except: (i) after prior notification to and approval in writing by the Custodian or the Agent, which approval shall not be unreasonably withheld and may not be withheld where the Fund may be exposed to civil or criminal contempt proceedings for failure to comply; (ii) when requested to divulge such information by duly constituted authorities (including but not limited to government or the court or self-regulatory bodies) or under law or ordinance, although the Fund will promptly report such disclosure to the Fund if disclosure is permitted by applicable law and regulation; (iii) when so requested by the Custodian or the Agent; or (iv) when it is necessary to disclose or share with its affiliate. Records and other information which have become known to the public through no wrongful act of the Fund or any of its employees, agents or representatives, and information that was already in the possession of the Fund prior to receipt thereof from the Custodian or the Agent, or an agent thereof, shall not be subject to this paragraph.

11.04 Further, the Custodian and the Agent will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian and the Agent shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

11.05 The agreements made by the Custodian and the Agent pursuant to this Section 11 shall survive the termination of this Agreement for so long as the Custodian or the Agent maintains any books, records, correspondence or other data with respect to the Fund. The agreements made by the Fund pursuant to this Section 11 shall survive the termination of this Agreement for so long as the Fund maintains any books, records, correspondence or other data with respect to the Custodian or the Agent.

ARTICLE XII.

EFFECTIVE PERIOD; TERMINATION

12.01 Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of two (2) years from the closing date of the Transaction.

12.02 Automatic Termination. Notwithstanding anything in this Agreement to the contrary, if the closing date of the Transaction has not occurred on or before September 30, 2017, then this Agreement shall be automatically terminated without liability to any party, and no party shall have any further obligations to the other under this Agreement.

12.03 Termination. This Agreement may be terminated by the Fund or the Custodian upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by such parties. Subsequent to the two (2) year period, this Agreement continues until either the Fund or the Custodian gives 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by such parties. Notwithstanding the foregoing, this Agreement may be terminated by the Fund or the Custodian upon the breach of the other party (or the Agent) of any material term of this Agreement if such breach is not cured within 30 calendar days of notice of such breach to the breaching party. In addition, the Fund may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. This Agreement may also be terminated by the Custodian if required under any law or regulation applicable to the Custodian, provided that the Custodian shall endeavor to provide the Fund with the maximum period of notice as may be permitted under such law or regulation before such termination takes effect.

12.04 Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board of Directors, the Agent shall, upon receipt of a notice from the Fund, on such specified date of termination transfer any Securities held in a Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which the Custodian has maintained the same, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s and the Agent’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian and the Agent shall be relieved of all obligations under this Agreement. Notwithstanding any such transfer to the successor custodian, the Custodian shall be entitled to retain a copy of all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement if required under any laws or regulations applicable to it.

12.05 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Fund on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver, or cause the Agent to deliver, to a bank or trust company of its own selection, which bank or trust company is qualified to serve as a custodian under Section 17(f) and Section 26(a) of the 1940 Act or a Qualified Foreign Bank under Rule 17f-5 under the 1940 Act, all Securities, cash and other property held by the Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Securities Depository at the cost and expense of the Fund. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian and the Agent shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Fund shall be returned to the Fund.

ARTICLE XIII.

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Fund with respect to any class action litigation involving any security the Fund may have held during the applicable class period. The Fund agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Fund acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Fund may instruct the Custodian to distribute class action notices and other relevant documentation to the Fund or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Fund.

ARTICLE XV.

MISCELLANEOUS

15.01 Compliance with Laws. The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the current policies and limitations of the Fund relating to its portfolio investments as set forth in the Proxy Statement, its Registration Statement on Form N-2, shareholder reports and other filings with the SEC and/or pronouncements to shareholders. The services provided by the Custodian and the Agent hereunder shall not relieve the Fund of its responsibilities for assuring such compliance or the Board of Director’s oversight responsibility with respect thereto.

15.02 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian, the Agent and the Fund, and authorized or approved by the Board of Directors.

15.03 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund accompanied by the authorization or approval of the Board of Directors. This Agreement shall only be assignable with respect to the Agent as set forth in Section 3.02(b).

15.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. The parties irrevocably submit to the personal jurisdiction and service and venue of any court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive any claim of forum non conveniens. The parties further waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.05 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower a party to act as agent for another party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.06 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian or the Agent from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.07 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.08 Notices. Except for the Written Instructions which shall take effect when actually received by the Custodian and given in accordance with such mode(s) of communication as may be agreed from time to time between the Fund and the Custodian, any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

Daiwa Capital Markets Singapore Limited

Attn:	Ricky Liu

Wealth & Corporate Client Solutions Department

6 Shenton Way OUE Downtown Two, #26-08

Singapore 068809

Phone: +65-6329-2173

E-Mail: ricky.liu@sg.daiwacm.com

Fax: +65-6225-3797

Notice to the Agent shall be sent to:

Daiwa Securities Co. Ltd.

Attn:	Hiroyuki Isokawa

Managing Director

Head of Corporate Clients Marketing Department ( I )

GranTokyo North Tower

1-9-1, Marunouchi, Chiyoda-ku, Tokyo, 100-6752, Japan

Phone: +81-3-5555-5890

E-mail: Hiroyuki.isokawa@daiwa.co.jp

Fax: +81-3-5555-0791

and notice to the Fund shall be sent to:

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

Attn: Jan Elberse

Phone: 415-999-6378

E-mail: jelberse@yahoo-inc.com

15.09 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.10 No Waiver. No failure by a party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by a party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.11 References to Custodian and the Agent. The Fund shall not circulate any written material that contains any reference to the Custodian or the Agent without the prior written approval of the Custodian or the Agent, as applicable, excepting written material contained in the Proxy Statement or statement of additional information for the Fund and such other written material as merely identifies the Custodian as custodian for the Fund or the Agent as an agent of the Custodian. The Fund shall submit written material requiring approval to the Custodian and/or the Agent in draft form, allowing sufficient time for review by the Custodian and/or the Agent and its counsel prior to any deadline for publication.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Yahoo! Inc.

By:	/s/ Debra A. Crow	/s/ Johannes Elberse
Name:	Debra A. Crow	Johannes Elberse
Title:	Vice President, Treasury	Treasury Director

DAIWA CAPITAL MARKETS SINGAPORE LIMITED

By:	/s/ Keiji Machida
Name:	Keiji Machida
Title:	President & CEO

By:	/s/ Carol Kee Tsiu Siu
Name:	Carol Kee Tsiu Siu
Title:	COO & Deputy President

DAIWA SECURITIES CO. LTD.

By:	/s/ Eiji Sato
Name:	Eiji Sato
Title:	Senior Managing Director